UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       May 18, 2016

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530)283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders.

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Plumas Bancorp held on May 18, 2016, the shareholders voted on (i) the election of ten directors for the next year, (ii) approval of a non-binding advisory vote on the Company’s executive compensation and (iii) the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2016. These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal #1: Election of Directors

On the proposal to elect Directors of Plumas Bancorp, the Board of Director’s nominees were elected as Directors of Plumas Bancorp until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The voting results were as follows:

Nominee	Votes For Nominee	Votes Withheld or Against Nominee	Abstentions	Broker Non-Votes
Alvin G. Blickenstaff	2,131,394	136,149	n/a	1,418,955
Steven M. Coldani	2,119,916	147,627	n/a	1,418,955
William E. Elliott	2,175,893	91,650	n/a	1,418,955
Gerald W. Fletcher	2,119,816	147,727	n/a	1,418,955
John Flournoy	2,111,266	156,277	n/a	1,418,955
Arthur C. Grohs	2,119,066	148,477	n/a	1,418,955
Robert J. McClintock	2,175,693	91,850	n/a	1,418,955
Terrance J. Reeson	2,119,916	147,627	n/a	1,418,955
Andrew J. Ryback	2,119,916	147,627	n/a	1,418,955
Daniel E. West	2,125,911	141,632	n/a	1,418,955

Proposal #2: Non-Binding Advisory Vote on Executive Compensation

On the proposal for the approval of non-binding advisory vote on executive compensation the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
2,107,668	106,539	53,336	1,418,955

Proposal #3: Ratification of the Appointment of Independent Auditors

On the proposal for the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2016 the voting results were as follows:

For	Against	Abstain
3,643,766	2,987	39,745

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

May 19, 2016	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock Title: Chief Financial Officer